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
                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                             AND SUBSIDIARIES

                                                                EXHIBIT II
                                                                ----------


                 COMPUTATION OF EARNINGS PER COMMON SHARE
                 ----------------------------------------

                                        1 9 9 9         1 9 9 8         1 9 9 7
                                        -------         -------         -------
Basic earnings:

Net income (loss)                    $  180,757     $    131,202     $(1,363,811)
                                     ----------     ------------     -----------

Shares:
Weighted common shares outstanding    2,141,801        2,127,051       2,053,272
                                     ----------     ------------     -----------

Basic earnings (loss) per share      $      .08     $        .06     $      (.66)
                                     ----------     ------------     -----------

Diluted earnings:

Net income (loss)                    $  180,757     $    131,202     $(1,363,811)
                                     ----------     ------------     -----------

Shares:
Weighted common shares outstanding    2,141,801        2,127,051       2,053,272
Employee stock options                    4,004           12,892              --
Warrants                                199,249           35,946              --
Consultants stock options                   395            4,370              --
Directors stock options                      --               --              --
Underwriter options                          --               --              --
                                     ----------     ------------     -----------

Total weighted shares outstanding     2,345,449        2,180,259       2,053,272
                                     ----------     ------------     -----------

Diluted earnings (loss)
  per common share                   $      .08     $        .06     $      (.66)
                                     ----------     ------------     -----------


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